EXHIBIT 11              COMPUTATION OF PER SHARE EARNINGS

                 NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994



                                                                     1995                1994
                                                                ------------         ------------
 Primary earnings per share:
   Weighted average shares currently
     outstanding or as originally reported                         4,773,774            4,825,734

   Effect of stock options (A)                                         -                    -
                                                                ------------         ------------

                                                                   4,773,774            4,825,734
                                                                ============         ============
   Net income (loss)                                            $ (3,431,000)        $  2,736,000
                                                                ============         ============

   Total earnings (loss) per share                              $       (.72)        $        .57
                                                                ============         ============


 Fully diluted earnings per share:

   Weighted average shares currently
     outstanding or as originally reported                         4,773,774            4,825,734
   Effect of stock options (B)                                         -                    -
                                                                ------------         ------------

                                                                   4,773,774            4,825,734
                                                                ============         ============
   Net income (loss)                                            $ (3,431,000)        $  2,736,000
                                                                ============         ============

   Total earnings (loss) per share                              $       (.72)        $        .57
                                                                ============         ============



(A) Excludes the effect of dilutive stock options of 4,122 for 1994 (antidilutive in 1995).

(B) Excludes the effect of dilutive stock options of 4,122 for 1994 (antidilutive in 1995).